UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2024

Tivic Health Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41052	81-4016391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25821 Industrial Blvd.,
Suite 100
Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 276-6888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TIVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2024, Tivic Health Systems, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Company agreed to sell, issue, and deliver, in a registered public offering (the “Offering”) (i) 4,710,000 shares (“Shares”) of common stock (the “Common Stock”), par value $0.0001 per share, (ii) 4,710,000 Series A warrants (the “Series A Warrants”) to purchase up to 4,710,000 shares of Common Stock and (iii) 7,065,000 Series B warrants (the “Series B Warrants” and collectively with the Series A Warrants, the “Common Warrants”) to purchase up to 7,065,000 shares of Common Stock, to the Investors.

Under the terms of the Purchase Agreement, the Company agreed to sell one share of its Common Stock together with one Series A Warrant and one and a half Series B Warrants (collectively, a “Common Unit”) sold in the Offering at a combined public offering price of $0.85 per Common Unit.

The Common Warrants are exercisable immediately upon issuance and have an exercise price of $0.85 per share, subject to adjustment. The Series A Warrants will expire one year from the date of issuance and the Series B Warrants will expire five years from the date of issuance.

The Offering closed on May 13, 2024. The securities were registered pursuant to the registration statement on Form S-1 (File No. 333-278383), which was initially filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2024 and amended on April 29, 2024 and May 8, 2024, and which the Commission declared effective on May 9, 2024.

Maxim Group LLC agreed to act as the placement agent (the “Placement Agent”), on a “reasonable best efforts” basis, in connection with the Offering. On May 9, 2024, the Company and the Placement Agent entered into a Placement Agency Agreement (the “Placement Agency Agreement”), pursuant to which, as compensation for services rendered by the Placement Agent in connection with the Offering, the Company agreed to pay the Placement Agent an aggregate cash fee of 7.0% of the gross proceeds of the Offering (amounting to $280,245.00) at closing, as well as $100,000.00 for the reimbursement of certain of the Placement Agent’s expenses. Additionally, the Company issued to the Placement Agent, as part of the Placement Agent’s compensation, 188,400 warrants to purchase up to an aggregate of 188,400 shares of Common Stock (the “Placement Agent Warrants”), equal to 4.0% of the aggregate number of Shares placed in the Offering. The Placement Agent Warrants have a term of five (5) years from the commencement of sales under the Offering, are exercisable commencing six (6) months from the closing date, and have an exercise price of $0.935 per share of Common Stock (equal to 110% of the combined public offering price per Common Unit).

The Company received gross proceeds from the Offering of approximately $4.0 million, before deducting Placement Agent fees and other estimated offering expenses payable by the Company. The net proceeds to the Company from the Offering, after deducting the Placement Agent’s fees and expenses and estimated offering expenses (excluding proceeds to the Company, if any, from the future exercise of the Common Warrants and Placement Agent Warrants), were approximately $3.5 million. The Company intends to use the net proceeds from the Offering as working capital for general corporate purposes.

In conjunction with the closing of the Offering, the Company entered into a Warrant Agency Agreement with Equiniti Trust Company, LLC (“Equiniti”), pursuant to which Equiniti agreed to act as warrant agent with respect to the Common Warrants issued by the Company in the Offering.

In addition, the Company (i) has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s (or its subsidiary’s) securities for a period of six (6) months from the closing of the Offering, subject to certain exceptions and (ii) shall not effect or enter into an agreement to effect, any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a variable rate transaction. Additionally, in connection with the Offering, each of the officers and directors of the Company entered into lock-up agreements, pursuant to which they agreed not to sell or transfer any of the Company securities they hold, subject to certain exceptions, during the 90-day period following the closing of the Offering.

The Purchase Agreement contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company.

The foregoing summaries of the terms of the Series A Warrants, the Series B Warrants, Placement Agent Warrants, the Warrant Agency Agreement, the Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached to this Current Report on Form 8-K (this “Current Report”) as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1, and 10.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On May 9, 2024, the Company issued a press release regarding the pricing of the Offering. On May 13, 2024, the Company issued a press release regarding the closing of the Offering. Copies of each press release are furnished as Exhibits 99.1 and 99.2 hereto and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Form of Series A Warrant, dated May 13, 2024.

4.2	Form of Series B Warrant, dated May 13, 2024.

4.3	Placement Agent Warrant, dated May 13, 2024.

4.4	Warrant Agency Agreement, dated May 13, 2024, by and between Tivic Health Systems, Inc. and Equiniti Trust Company, LLC.

10.1	Form of Securities Purchase Agreement, dated May 9, 2024, by and between Tivic Health Systems, Inc. and the investors party thereto.

10.2	Placement Agency Agreement, dated May 9, 2024 by and between Tivic Health Systems, Inc. and Maxim Group, LLC.

99.1	Press Release, dated May 9, 2024.

99.2	Press Release, dated May 13, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVIC HEALTH SYSTEMS, INC.

Date: May 13, 2024	By:	/s/ Jennifer Ernst
Name: Jennifer Ernst Title: Chief Executive Officer